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                                    EXHIBIT 1
                        AGREEMENT REGARDING JOINT FILING

         The undersigned, Jess M. Ravich and James B. Upchurch, hereby agree and acknowledge that the statement containing the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  January 8, 2001


   /S/ JESS M. RAVICH
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Jess M. Ravich


   /S/ JAMES B. UPCHURCH
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James B. Upchurch